CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form 10-KSB of our report dated May 28, 2008, relating to the financial statements of Supatcha Resources, Inc. for its fiscal year ended February 29, 2008, which is incorporated by reference therein.

/s/ Murrell, Hall, McIntosh, & Co. PLLP

Oklahoma City, Oklahoma June 9, 2009